Exhibit 10.7

FT Global Capital, Inc.
1200 Abernathy Road
Building 600
Suite 1700
Atlanta, GA  30328

Mr. Hu Xiaoming	January 19, 2010
President, Chief Executive Officer
 And Chairman of the Board
Kandi Technologies, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016

          Re:    Placement Agent Agreement

Dear Mr. Hu:

The purpose of this letter agreement (this “Engagement Letter” or the “Agreement”) is to set forth the terms and conditions pursuant to which FT Global Capital, Inc. (“FT Global” or the “Placement Agent”), shall serve as the Lead Placement Agent and Brean Murray, Carret & Co. as co-lead placement agent; in that capacity the Placement Agent shall introduce Kandi Technologies, Inc. (the “Company”) to one or more investors in connection with the proposed offering of securities (“Securities”) of the Company on a “best efforts” basis (the “Placement”), subject to the terms and conditions of this Agreement.  The terms of such Offering and the Securities shall be mutually agreed upon by the Company and the investor(s).

The terms of such Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein enables the Placement Agent to bind the Company or any Purchaser. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.”  The materials utilized to offer the Securities shall be referred to as the “Offering Memorandum.”  The date of each of the closings of the Placement shall be referred to herein as the “Closing Date.”  The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase or to sell the Securities and does not ensure the successful placement of the Securities or any portion thereof.    The identities of the investors to which the Placement Agent introduces the Company shall be proprietary information of the Placement Agent and shall not be divulged to third parties by the Company, nor used by the Company outside the scope of the Placement Agent’s engagement as described herein, other than as required by applicable law.

SECTION 1.     COMPENSATION AND OTHER FEES.

(A)      As compensation for the Placement Agent’s services hereunder, the Company shall pay to the Placement Agent (i) a cash placement fee upon each Closing, in an amount equal to seven percent (7%) of the aggregate offering price of the total amount of capital received by the Company from the sale of its securities to investors introduced to the Company by the Placement Agent during the term of this agreement (the “Placement Agent Fee”), and (ii) 10% of the of the warrants sold in the Placement at each Closing (the “Placement Agent Warrants”).   At each Closing of the Offering, the Company shall pay the Placement Agent its Placement Agent Fee, and shall issue to the Placement Agent the Placement Agent Warrants, in each case relating to the sale of the Securities that are subject of the Closing.

(B)      The Placement Agent Warrants will have the identical terms, conditions and rights as the warrants sold in the Placement, and will be issued to the Placement Agent at the time of each Closing, subject to adjustment if necessary to satisfy the NASDAQ limitation on offerings of shares of 20% or more of the shares outstanding.

(C)      The Placement Agent shall be entitled to a Placement Agent’s Fee, calculated in the manner provided in Section 1(A), with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom the Placement Agent had introduced, directly or indirectly, to the Company during the Term, as defined below, if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of this Agreement (the “Tail Period”).

(D)     The Placement Agent Fee or other fee shall also be paid to the Placement Agent with respect to capital received by the Company from the exercise of any issued and outstanding warrants even if such exercise occurs after the end of the Tail Period.

SECTION 2.   COMPANY REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to, and agrees with, the Placement Agent that:

(A)    The Offering Memorandum (and any documents that accompany it) as amended or supplemented will comply in all material respects with the Securities Act and the applicable Rules and Regulations.  The Offering Memorandum (and any documents to accompany it) as amended or supplemented will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any incorporated documents (the “Incorporated Documents”), when filed with the Securities and Exchange Commission (the “Commission”), conformed when filed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were or are filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Offering Memorandum as amended or supplemented, in light of the circumstances under which they were made not misleading); and any further documents subsequently incorporated by reference in the Offering Memorandum, as amended or supplemented, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(B)     The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any Offering Memorandum or other offering materials.

(C)     The Company will furnish promptly to the Placement Agent all information and material concerning the Company and the Offering that the Placement Agent requests in connection with the performance of its obligations hereunder.  The Company represents and warrants that all information made available to the Placement Agent by the Company will, at all times during the period of the engagement of the Placement Agent hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.  The Company further represents and warrants that any financial or other projections or forecasts provided to the Placement Agent will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable.  The Company acknowledges and agrees that in rendering its services hereunder the Placement Agent will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to the Placement Agent by or on behalf of the Company and on publicly available information, and the Placement Agent will not in any respect be responsible for the accuracy or completeness of any of the foregoing information, and that the Placement Agent will not undertake to make an independent appraisal of any of the assets or of the business of the Company.  The Company understands that in rendering services hereunder the Placement Agent does not provide accounting, legal or tax advice and will rely upon the advice of the Placement Agent’s counsel and advisers, as well as counsel to the Company and other advisors to the Company as to accounting, legal, tax and other matters relating to any matters contemplated by this Agreement.

SECTION 3.    REPRESENTATIONS AND WARRANTIES. The Placement Agent shall be entitled to rely upon any and all representations and warranties of the Company included in the purchase agreements entered into by the Company and the Purchasers in connection with the Placement, subject to the qualifications and limitations therein, including, but not limited to, any disclosure set forth on an applicable schedule. The Placement Agent represents and warrants to the Company that: (i) it will comply with all applicable federal laws regarding trading in securities of the Company, (ii) it will not disclose any non-public material information of the Company without the prior written consent of the Company during the Term for a period of 1 year from the termination date of this Agreement, and (iii) that it is a registered broker-dealer in good standing with the relevant regulatory agencies.

SECTION 4.    ENGAGEMENT TERM & SURVIVAL.    The Placement Agent’s engagement under this Agreement shall be exclusive for a period of 12 months commencing on the date hereof (the “Term”), and thereafter shall be non-exclusive. Notwithstanding the foregoing, this Agreement may be terminated by either the Company or the Placement Agent at any time after the initial six-month period, upon 30 days’ written notice; provided however that in the event of the termination or expiration of this Agreement, the Placement Agent’s compensation due under this Agreement will be payable in full and the compensation payable under Section 1 will continue for the twelve (12) month period commencing with such termination or expiration (the “Tail Period”). The provisions of Sections 1, 2, 3, 4 ,5, 8 and 10 of this Agreement and Appendix A shall survive this Agreement’s expiration or termination.

SECTION 5.    PLACEMENT AGENT INFORMATION.  The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without prior written consent of the Placement Agent.

SECTION 6.    NO FIDUCIARY RELATIONSHIP.  This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity that is not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof.  The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and that the Placement Agent shall not have any duties or liabilities to the equity holders or the creditors of the Company or to any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 7.    INDEMNIFICATION.     The parties agree to the terms of the Placement Agent’s standard indemnification agreement, which is attached hereto as Appendix A and incorporated herein by reference. The provisions of this Section 8 shall survive any termination of this Agreement.

SECTION 8.   ANNOUNCEMENTS.  The Company grants to the Placement Agent the right to place customary announcement(s) of the Placement in certain newspapers and to mail announcement(s) to persons and firms selected by Placement Agent subject to the Company’s prior approval, which shall not be unreasonably withheld.

SECTION 9.    GOVERNING LAW.  This Agreement will be governed by, and construed in accordance with, the laws of the State of Georgia applicable to agreements made and to be performed entirely in such State.  This Agreement may not be assigned by either party without the prior written consent of the other party.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.  Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived.  Any dispute arising under this Agreement may be brought into the courts of the State of Georgia located in Fulton County or into the Federal Court located in Atlanta, Georgia  and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 10.   ENTIRE AGREEMENT/MISC.  This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.  This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by each of the Placement Agent and the Company.  The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 11.   NOTICES.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (Atlanta, Georgia time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (Atlanta, Georgia time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages hereto.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning an executed copy of this Agreement to FT Global.

[Balance of the page intentionally left blank]

Very truly yours,

FT GLOBAL CAPITAL, INC.

By:
Name: Patrick J. Ko
Title: President

Address for notice:
FT Global Capital, Inc.
1200 Abernathy Road
Building 600, Suite 1700
Atlanta, GA 30328

Brean Murray, Carret & Co

By:
Name: John Fletcher
Title: Managing Director

Address for notice:
Brean Murray, Carret & Co
570 Lexington Avenue
New York, NY 10022-6895

Accepted and Agreed to as of
the date first written above:

KANDI TECHNOLOGIES, INC.

By:
	Name:	Hu Xiaomong
	Title:	President, Chief Executive Officer
and Chairman of the Board

Address for notice:
Mr. Hu Xiaoming
President, Chief Executive Officer
And Chairman of the Board
Kandi Technologies, Inc.
Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China, 321016

APPENDIX A — INDEMNIFICATION PROVISIONS

(A)  The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates and their respective officers, directors, employees, agents, counsel, advisers and consultants, and any persons controlling the Placement Agent or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (the Placement Agent and each such other person or entity being referred to herein as an “Indemnified Person”), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company or its respective affiliates or (ii) actions taken or omitted to be taken by an Indemnified Person with the consent or in conformity with the actions or omissions of the Company or their respective affiliates or (iii) any investigation, litigation, or inquiry by a regulatory or self-regulatory agency or authority involving the Company or any transaction arising under any agreements between the Company and the Placement Agent or (B) are otherwise related to or arise out of the Placement Agents’ activities on behalf of the Company or its respective affiliates pursuant to this Agreement or (C) in any way involving or alleged to involve the Company, the Offering or the Securities.  The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct.  In addition, the Company agrees to advance (and in the absence of advancement required hereunder) to promptly reimburse each Indemnified Person for all reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party, or in connection with enforcing the rights of such Indemnified Person under this Agreement.

(B)      Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel.  Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent determines that to do so would be in the best interests of the Placement Agent.  In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company.  The Company will have the exclusive right to settle the claim or proceeding at its sole expense provided that the Company obtains a full release of any claims against the Placement Agent and the Indemnified Persons.

(C)      The Company and the Placement Agent and any Indemnified Persons agree to notify each other promptly of the assertion of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this engagement letter.

(D)      If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the  Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations.  The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim.  Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by such Placement Agent under this engagement letter (excluding any amounts received as reimbursement of expenses incurred by such Placement Agent).

(E)       These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this engagement letter or otherwise.